                                   Exhibit 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.
        ------------------------------------------------------

Below is a list of the subsidiaries of the Company. Each subsidiary does business under the name identified below. All of the voting stock of each subsidiary is owned, either directly or indirectly, by the Company, except where noted and except, in certain instances for directors' qualifying shares.


Name of Subsidary
Incorporation                                                               Place of
-----------------                                                           --------
----
International Flavors & Fragrances I.F.F. (Nederland) B.V.                  The Netherlands

Aromatics Holdings Limited                                                  Ireland

IFF-Benicarlo, S.A.                                                         Spain

International Flavours & Fragrances (China) Ltd.                            China

Irish Flavours and Fragrances Limited                                       Ireland

International Flavours & Fragrances I.F.F. (Great Britain) Ltd.             England

International Flavors & Fragrances I.F.F. (Italia) S.r.l.                   Italy

International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.            Germany

International Flavors & Fragrances I.F.F. (Switzerland) A.G.                Switzerland

International Flavors & Fragrances I.F.F. (France) S.a.r.l.                 France

International Flavors & Fragrances (Hong Kong) Ltd.                         Hong Kong

International Flavors & Fragrances (Japan) Ltd.                             Japan

International Flavors & Fragrances S.A.C.I.                                 Argentina

I.F.F. Essencias e Fragrancias Ltda.                                        Brazil

International Flavours & Fragrances (Australia) Pty. Ltd.                   Australia

P.T. Essence Indonesia                                                      Indonesia

International Flavors & Fragrances (Mexico) S.A. de C.V.                    Mexico

IFF Mexico Manufactura, S.A. de  C.V.                                       Mexico

International Flavors & Fragrances I.F.F. (Espana) S.A.                     Spain

International Flavors & Fragrances (Poland) Sp.z.o.o.                       Poland

IFF Trading Company B.V.                                                    The Netherlands

International Flavors & Fragrances (Hangzhou) Co. Ltd (1)                   China

International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.                 South Africa

The PAKS Corporation                                                        New York

International Flavors & Fragrances I.F.F. (Canada) Ltd.                     Canada

IFF FSC Inc.                                                                U.S. Virgin Islands

Alva Insurance Ltd.                                                         Bermuda

van Ameringen-Haebler, Inc.                                                 New York

Name of Subsidiary
Incorporation                                                               Place of
------------------                                                          --------
-----
International Flavors & Fragrances (Caribe) Inc.                            Delaware

Sabores y Fragrancias S.A.                                                  Colombia

IFF Sabores y Fragrancias de Chile Ltda.                                    Chile

International Flavors & Fragrances I.F.F. (East Africa) Ltd.                Kenya

International Flavors & Fragrances I.F.F. (Sverige) A.B.                    Sweden

International Flavors & Fragrances I.F.F. (Norge) A.S.                      Norway

IFF (Near East) Flavors & Fragrances Company A.S.                           Turkey

International Flavors & Fragrances IFF (Hungary)
Kereskedelmi es Szolgaltato K.F.T.                                          Hungary

International Flavors & Fragrances I.F.F. (Israel) Ltd.                     Israel

Misr Co. for Aromatic Products (MARP) S.A.E.                                Egypt

International Flavors & Fragrances I.F.F. (Portugal) Lds.                   Portugal

International Flavors & Fragrances  (Zimbabwe) (Private) Ltd.               Zimbabwe

International Flavours & Fragrances (Mauritius) Ltd.                        Mauritius

International Flavours & Fragrances (India) Private Limited                 India

International Flavors & Fragrances (Philippines) Inc.                       Philippines

International Flavors & Fragrances (Asia Pacific) Pte. Ltd.                 Singapore

International Flavours & Fragrances (Thailand) Ltd.                         Thailand

International Flavors & Fragrances (Korea) Inc.                             Korea

Laboratoires Monique Remy S.a.r.l.                                          France

International Flavors & Fragrances (Nederland) Holding B.V.                 The Netherlands

International Flavors & Fragrances Ardenne S.a.r.l.                         Luxembourg

International Flavors & Fragrances (Luxembourg) S.a.r.l.                    Luxembourg

International Flavors & Fragrances Global S.a.r.l.                          Luxembourg

International Flavours & Fragrances (GB) Holdings Limited                   United Kingdom

IFF International Inc.                                                      New York

IFF Financial Services                                                      Ireland

International Flavors & Fragrances Global Holding S.a.r.l.                  Luxembourg

IFF Capital Services                                                        Ireland

IFF (Gibraltar) Limited                                                     Gibraltar

IFF Australia Holdings Pty Limited                                          Australia

IFF Chemical Holdings Inc.                                                  Delaware

Bush Boake Allen Inc.                                                       Virginia

Bush Boake Allen (Chile) S.A.                                               Chile

Bush Boake Allen Industria E Commercial do Brasil Limitada                  Brazil

Bush Boake Allen Colombia S.A.                                              Colombia

Bush Boake Allen Mexico, S.A. de C.V.                                       Mexico

Bush Boake Allen Controladora S.A. de C.V.                                  Mexico

Bush Boake Allen Servicios S.A. de C.V.                                     Mexico

Name of Subsidary
Incorporation                                                               Place of
-----------------                                                           --------
-----
Bush Boake Allen (Nominees) Limited                                         England

Bush Boake Allen Holdings (U.K.) Limited                                    England

Bush Boake Allen Pension Investments Limited                                England

Bush Boake Allen (Executive Pension Trustees) Limited                       England

Bush Boake Allen (Pension Trustees) Limited                                 England

Bush Boake Allen (Works Pension Trustees) Limited                          England

Bush Boake Allen Limited                                                    England

W.J. Bush & Co., Inc.                                                       Delaware

GMB Proteins Limited                                                        England

Bush Boake Allen Australia Pty Ltd.                                         Australia

Bush Boake Allen Morimura Limited                                           Japan

Bush Boake Allen (Guangzhou) Co. Ltd. (2)                                   China

Bush Boake Allen (Hong Kong) Limited                                        Hong Kong

A. Boake, Roberts And Company (Holding), Limited                            England

Bush Boake Allen Esans ve Aromatik Urunler Sanayi AS (3)                    Turkey

PT Bush Boake Allen Indonesia (4)                                           Indonesia

Bush Boake Allen (New Zealand) Limited                                      New Zealand

Bush Boake Allen Singapore Pte. Ltd.                                        Singapore

Bush Boake Allen (Malaysia) SDN. BHD. (Kuala Lumpur)                        Malaysia

Bush Boake Allen Denmark ApS.                                               Denmark

Bush Boake Allen France                                                     France

Bush Boake Allen Zimbabwe (Private) Limited                                 Zimbabwe

Bush Boake Allen (India) Limited (5)                                        India

Hindustan Flavours and Fragrances (International) Limited (6)               India

Bush Boake Allen (Jamaica) Limited (7)                                      Jamaica

Bush Boake Allen (SA) (Proprietary) Limited                                 South Africa

Bush Boake Allen (Thailand) Limited (8)                                     Thailand

Bush Boake Allen Deutschland GmbH                                           West Germany

Bush Boake Allen, Moscow, Ltd.                                              Russia

Bush Boake Allen Benelux B.V.                                               Netherlands

Bush Boake Allen Scandinavia Aktielbolag                                    Sweden

Bush Boake Allen (C.R.) s.r.o.                                              Czech Republic

Stafford Specialty Ingredients Limited                                      England

Name of Subsidary
Incorporation                                                               Place of
-----------------                                                           --------
-----
Bush Boake Allen Pakistan (Private) Limited (9)                             Pakistan

Bush Boake Allen Philippines, Inc.                                          Philippines

Asian Investments, Inc.                                                     Delaware

Fragrance Holdings Private Limited                                          India

Essence Scientific Research Private Limited                                 India

Jamaica Extracts Limited (10)                                               Jamaica

Thai Flavour & Fragrance Co. Limited (11)                                   Thailand

Bush Boake Allen Aromatica S. A.                                            Argentina

Bush Boake Allen Barbados Inc.                                              Barbados

Bush Boake Allen Enterprises Ltd.                                           England

Bush Boake Allen Holdings I B.V.                                            The Netherlands

Bush Boake Allen Holdings II B.V.                                           The Netherlands

------------------------------------------------

(1) 90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co. Ltd., is owned, directly or indirectly, by the Company.
(2) 98% of the voting stock of Bush Boake Allen (Guangzhou) Co. Ltd. is owned, directly or indirectly, by the Company.
(3) 99.9% of the voting stock of Bush Boake Allen Esans ve Aromatik Urunler Sanayi AS is owned, directly or indirectly, by the Company.
(4) 60% of the voting stock of PT Bush Boake Allen Indonesia is owned, directly or indirectly, by the Company.

(5) 75% of the voting stock of Bush Boake Allen (India) Limited is owned, directly or indirectly, by the Company.
(6) 75% of the voting stock of Hindustan Flavours and Fragrances (International) Limited is owned, directly or indirectly, by the Company.
(7) 70% of the voting stock of Bush Boake Allen (Jamaica) Limited is owned, directly or indirectly, by the Company.
(8) 60% of the voting stock of Bush Boake Allen (Thailand) Limited is owned, directly or indirectly, by the Company.
(9) 50% of the voting stock of Bush Boake Allen Pakistan (Private) Limited is owned, directly or indirectly, by the Company.
(10) 58% of the voting stock of Jamaica Extracts Limited is owned, directly or indirectly, by the Company.
(11) 49% of the voting stock of Thai Flavour & Fragrance Co. Limited is owned, directly or indirectly, by the Company.